Exhibit 99.1

PANDORA REPORTS RECORD 3QFY14 FINANCIAL RESULTS

•                  Pandora closes record revenue quarter, with non-GAAP revenue of $181.6 million, growing 50% year-over-year

•                  Mobile advertising revenue exceeds $100 million, growing 58% year-over-year to $104.9 million

•                  3Q14 GAAP total revenue of $180.4 million, growing 50% year-over-year

•                  3Q14 total listener hours of 4.18 billion, growing 17% year-over-year

•                  Share of total U.S. radio listening for Pandora in October 2013 was 8.06%, an increase from 6.61% at the same time last year

•                  70.9 million active users , growing 20% year-over-year

OAKLAND, Calif — November 21, 2013 — Pandora (NYSE: P), the leading Internet radio service, today announced financial results for the third quarter of fiscal year 2014 ended on October 31, 2013.

“Pandora continues to monetize effectively across the board,” stated Brian McAndrews, CEO, President & Chairman of Pandora. “Mobile advertising revenue surpassed the $100 million milestone during the quarter, which drove increased operating leverage. At the same time, Pandora continues to lead the market in mobile innovations, with a complete redesign for the iPad and the debut of the Android tablet app. We plan to continue to aggressively invest in the business as we seek to deliver the best personalized radio service for users.”

Fiscal Third Quarter Ended October 31, 2013 Financial Results

Total Revenue: For the third quarter of fiscal 2014, GAAP total revenue was $180.4 million, a 50% year-over-year increase. Non-GAAP total revenue(1) was $181.6 million, a 50% year-over-year increase, including $1.2 million in revenue relating to our subscription return reserve. Advertising revenue was $144.3 million, a 36% year-over-year increase. Non-GAAP subscription and other revenue was $37.2 million, a 156% year-over-year increase, including $1.2 million in revenue relating to our subscription return reserve.

(1)         The subscription return reserve consists of revenue that we defer on a GAAP basis because we have limited operating history with certain mobile subscription refund rights. The Company is required to defer revenue until the refund rights lapse or until it has developed sufficient transaction history to estimate a reserve. The subscription return reserve is excluded from the subscription services and other revenue line of our GAAP presentation. Management includes revenue relating to the subscription return reserve because they believe that this non-GAAP measure will provide greater comparability with future GAAP revenue once sufficient transaction history is developed and a return reserve can be estimated. The Company expects to have sufficient transaction history to estimate a subscription return reserve in January 2014. As such, the Company expects that GAAP revenue results will include a one-time reversal of substantially all of the deferred revenue related to the subscription return reserve in that period.

EPS: For the third quarter of fiscal 2014, GAAP basic and diluted EPS were ($0.01). Non-GAAP diluted EPS was $0.06, including $1.2 million in revenue relating to our subscription return reserve and excluding $12.6 million in expense from stock-based compensation and $0.2 million in amortization of intangible assets. GAAP basic and diluted EPS were based on 184.7 million weighted average shares outstanding. Non-GAAP diluted EPS was based on 208.1 million weighted average shares outstanding.

Cash: For the third quarter of fiscal 2014, the Company ended with $447.8 million in cash, cash equivalents and short-term investments, compared with $68.9 million at the end of the prior quarter. For the third quarter of fiscal 2014, Pandora’s cash provided by operating activities was $4.1 million compared to $0.9 million used in the year-ago quarter. In addition, Pandora raised $379.1 million in a follow-on equity offering in September 2013.

Other Business Metrics

Total listener hours: Total listener hours grew 17% to 4.18 billion for the third quarter of fiscal 2014, compared to 3.56 billion for the third quarter of fiscal 2013.

Guidance

Pandora’s conversion to a calendar-based fiscal year will be complete on December 31, 2013. The next report on financial results will cover the two-month transition period ending December 31, 2013. Although the Company does not plan to report financial results for the three and twelve months ending January 31, 2014, it is providing guidance for those periods to enable investors to understand its results in a manner consistent with its prior reporting and currently published estimates.

Based on information available as of November 21, 2013, the Company is providing the following financial guidance:

Three Months Ending January 31, 2014 Guidance: Non-GAAP revenue is expected to be in the range of $185 million to $190 million. Non-GAAP diluted EPS is expected to be between $0.02 and $0.04. Non-GAAP diluted EPS excludes revenue relating to our subscription return reserve, excludes stock-based compensation expense and amortization of intangible assets, assumes minimal tax expense given our net operating loss position and is based on 218 million diluted weighted average shares outstanding for the three months ending January 31, 2014.

Twelve Months Ending January 31, 2014 Guidance: Non-GAAP revenue is expected to be in the range of $657 million to $662 million. Non-GAAP diluted EPS is expected to be between $0.03 and $0.05. Non-GAAP diluted EPS excludes revenue relating to our subscription return reserve, excludes stock-based compensation expense and amortization of intangible assets, assumes minimal tax expense given our net operating loss position and is based on 204 million diluted weighted average shares outstanding for the twelve months ending January 31, 2014.

Two Months Ending December 31, 2013 Guidance: Non-GAAP revenue is expected to be in the range of $132 million to $136 million. Non-GAAP diluted EPS is expected to be between $0.05 and $0.07. Non-GAAP diluted EPS excludes revenue relating to our subscription return reserve, excludes stock-based compensation expense and amortization of intangible assets, assumes minimal tax expense given our net operating loss position and is based on 218 million diluted weighted average shares outstanding for the two months ending December 31, 2013.

The Company has posted supplementary financial information on the Investor Relations section of its website to recast certain financial results to the calendar-based fiscal year. This information has been updated to reflect the Company’s financial results through September 30, 2013.

Fiscal Third Quarter Ended October 31, 2013 Financial Results Conference Call: Pandora will host a conference call today at 2 p.m. PT/ 5 p.m. ET to discuss the third quarter fiscal year 2014 financial results with the investment community. A live webcast of the event will be available on the Pandora Investor Relations website at http://investor.pandora.com. A live domestic dial-in is available at (877) 355-0067 or internationally at (443) 853-1239. A domestic replay will be available at (855) 859-2056 or internationally at (404) 537-3406, using passcode 97313188, and available via webcast until December 5, 2013.

ABOUT PANDORA

Pandora (NYSE: P) gives people music and comedy they love anytime, anywhere, through connected devices. Personalized stations launch instantly with the input of a single “seed” — a favorite artist, song or genre. The Music Genome Project®, a deeply detailed hand-built musical taxonomy, powers the personalization of Pandora® internet radio by using musicological “DNA” and constant listener feedback to craft personalized stations from a growing collection of more than one million tracks. Tens of millions of people turn on Pandora every month to hear music they love. www.pandora.com

“Safe harbor” Statement:

This press release contains forward-looking statements within the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding expected revenue and non-GAAP EPS. These forward-looking statements are based on Pandora’s current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: our operation in an emerging market and our relatively new and evolving business model; our ability to estimate revenue reserves; our ability to increase our listener base and listener hours; our ability to attract and retain advertisers; our ability to generate additional revenue on a cost-effective basis; competitive factors; our ability to continue operating under existing laws and licensing regimes; our ability to establish and maintain relationships with makers of mobile devices, consumer electronic products and automobiles; our ability to manage our growth; our ability to continue to innovate and keep pace with changes in technology and our competitors; risks related to service interruptions or security breaches; and general economic conditions worldwide. Further information on these factors and other risks that may affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our Annual Report on Form 10-K and our Form 10-Q for the current period, particularly under the heading “Risk Factors.”

The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s most recent reports on Form 10-K and Form 10-Q, each as they may be amended from time to time. The Company’s results of operations for the current period are not necessarily indicative of the Company’s operating results for any future periods.

These documents are available online from the SEC or on the SEC Filings section of the Investor Relations section of our website at investor.pandora.com. Information on our website is not part of this release. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we use the following non-GAAP measures of financial performance: non-GAAP revenue, non-GAAP subscription revenue, non-GAAP basic EPS and non-GAAP diluted EPS. The presentation of this additional financial information is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. These non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. In addition, these non-GAAP financial measures may be different from the non-GAAP financial measures used by other companies. These non-GAAP measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. Management compensates for these limitations by reconciling these non-GAAP financial measures to the most comparable GAAP financial measures within our earnings releases.

These non-GAAP financial measures differ from GAAP in that they include an effect on revenue relating to our subscription return reserve, which consists of deferred revenue related to subscriptions that are sold with return rights and exclude expense from stock- based compensation and amortization of intangible assets.

The subscription return reserve consists of revenue that we defer on a GAAP basis because we have limited operating history with certain mobile subscription refund rights. We are required to defer revenue until the refund rights lapse or until we have developed sufficient transaction history to estimate a reserve. The subscription return reserve is excluded from the subscription services and other revenue line of our GAAP presentation. The subscription return reserve is expected to be released in January 2014 when sufficient transaction history is developed and a return reserve can be estimated. For periods ending as of and prior to January 2014, management includes an effect on revenue relating to our subscription return reserve because we believe that this non-GAAP measure will provide greater comparability with future GAAP revenue.

Stock-based compensation consists of expenses for stock options and other awards under our equity incentive plans. Stock-based compensation is included in the following cost and expense line items of our GAAP presentation:

• Cost of revenue - Other

• Product development

• Sales and marketing

• General and administrative

Although stock-based compensation is an expense for us and is viewed as a form of compensation, management excludes stock-based compensation from our non-GAAP measures for purposes of evaluating our continuing operating performance primarily because it is a non-cash expense not believed by management to be reflective of our core business, ongoing operating results or future outlook. In addition, the value of stock-based instruments is determined using formulas that incorporate variables, such as market volatility, that are beyond our control.

Intangible amortization consists of non-cash charges that can be affected by the timing and magnitude of business combinations and asset purchases. Amortization for currently owned intangible assets is included in the general and administrative expense line of our GAAP presentation. Management considers its operating results without these charges when evaluating its ongoing performance because it is a non-cash expense not believed by management to be reflective of our core business, ongoing operating results or future outlook.

We believe these non-GAAP financial measures serve as useful metrics for our management and investors because they enable a better understanding of the long-term performance of our core business and facilitate comparisons of our operating results over multiple periods and to those of peer companies, and, when taken together with the corresponding GAAP financial measures and our reconciliations, enhance investors’ overall understanding of our current financial performance.

In the financial tables below, we provide a reconciliation of the most comparable GAAP financial measure to the historical non-GAAP financial measures used in this earnings release.

We estimate revenue generated through both our mobile and other connected devices platform as well as our traditional computer platform. While we believe that such disaggregated revenue estimates provide directional insight for evaluating our efforts to monetize our service through these platforms, we do not validate such disaggregated revenue to the level of financial statement reporting. Such metrics should be seen as indicative only and as management’s best estimate.

###

Contacts:

Dominic Paschel

Corporate Finance & Investor Relations

investor@pandora.com

(510) 842-6960

Will Valentine

Pandora Corporate Communications

press@pandora.com

(510) 842-6996

Pandora Media, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three months ended		Nine months ended
	October 31,		October 31,
	2012	2013	2012	2013
Revenue
Advertising	$106,258	$144,346	$266,239	$378,012
Subscription services and other	13,747	36,030	35,817	85,229
Total revenue	120,005	180,376	302,056	463,241

Costs and expenses
Cost of revenue - Content acquisition costs	65,713	86,989	182,053	251,722
Cost of revenue - Other (1)	8,338	12,423	22,769	33,239
Product development (1)	4,371	8,848	12,965	23,807
Sales and marketing (1)	26,714	50,575	73,631	136,452
General and administrative (1)	12,700	23,038	33,914	55,599
Total costs and expenses	117,836	181,873	325,332	500,819
Income (loss) from operations	2,169	(1,497)	(23,276)	(37,578)

Other income (expense)
Interest income	19	5	76	30
Interest expense	(137)	(167)	(397)	(460)
Other income, net	1	(21)	1	(16)
Income (loss) before provision for income taxes	2,052	(1,680)	(23,596)	(38,024)

Income tax benefit (expense)	—	(20)	5	(50)
Net income (loss)	$2,052	$(1,700)	$(23,591)	$(38,074)

Basic net income (loss) per share	$0.01	$(0.01)	$(0.14)	$(0.21)
Weighted-average basic shares	169,391	184,676	167,423	177,913

Diluted net income (loss) per share	$0.01	$(0.01)	$(0.14)	$(0.21)
Weighted-average diluted shares	190,278	184,676	167,423	177,913

(1) Includes stock-based compensation expense as follows:

	2012	2013	2012	2013
Cost of revenue - Other	$333	$562	$900	$1,513
Product development	1,180	2,553	3,351	6,841
Sales and marketing	3,186	5,830	8,854	15,816
General and administrative	2,374	3,702	5,505	6,400
Total stock-based compensation expense	$7,073	$12,647	$18,610	$30,570

Pandora Media, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	As of January 31,	As of October 31,
	2013	2013
Assets
Current assets:
Cash and cash equivalents	$65,725	$442,380
Short-term investments	23,247	5,449
Accounts receivable, net	103,410	141,796
Prepaid expenses and other current assets	6,232	10,240
Total current assets	198,614	599,865

Property and equipment, net	17,758	27,768
Other long-term assets	2,460	10,053
Total assets	$218,832	$637,686

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,471	$7,526
Accrued liabilities	7,590	16,747
Accrued royalties	53,083	58,499
Deferred revenue	29,266	43,088
Accrued compensation	21,560	18,037
Total current liabilities	115,970	143,897

Other long-term liabilities	3,873	8,239
Total liabilities	119,843	152,136

Stockholders’ equity
Common stock	17	19
Additional paid-in capital	238,552	663,212
Accumulated deficit	(139,574)	(177,648)
Accumulated other comprehensive loss	(6)	(33)
Total stockholders’ equity	98,989	485,550
Total liabilities and stockholders’ equity	$218,832	$637,686

Pandora Media, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended		Nine months ended
	October 31,		October 31,
	2012	2013	2012	2013
Operating Activities
Net income (loss)	$2,052	$(1,700)	$(23,591)	$(38,074)
Adjustments to reconcile to net cash provided by (used in) operating activities:
Depreciation and amortization	1,811	3,269	5,147	8,171
Loss on disposition of assets	—	—	23	—
Stock-based compensation	7,073	12,647	18,610	30,570
Amortization of premium on investments	87	4	279	57
Amortization of debt issuance costs	66	55	198	187
Changes in assets and liabilities:
Accounts receivable	(17,477)	(18,916)	(31,126)	(38,386)
Prepaid expenses and other assets	(1,360)	(4,023)	(2,036)	(4,715)
Accounts payable and accrued liabilities	2,815	8,662	4,532	13,909
Accrued royalties	4,077	5,686	10,608	5,416
Accrued compensation	(2,853)	(1,861)	(243)	(3,319)
Deferred revenue	2,831	(760)	7,744	13,822
Reimbursement of cost of leasehold improvements	—	1,057	1,243	1,555
Net cash provided by (used in) operating activities	(878)	4,120	(8,612)	(10,807)

Investing Activities
Purchases of property and equipment	(2,094)	(4,260)	(5,981)	(14,891)
Purchases of patents	—	—	—	(8,000)
Changes in restricted cash	—	3,200	—	—
Purchases of short-term investments	(15,031)	(2,599)	(50,124)	(20,426)
Proceeds from maturities of short-term investments	24,900	12,450	73,460	38,160
Payments related to acquisition	—	—	—	(400)
Net cash provided by (used in) investing activities	7,775	8,791	17,355	(5,557)

Financing activities
Borrowings under debt arrangements	—	—	—	10,000
Repayments of debt	—	(10,000)	—	(10,000)
Proceeds from follow-on offering, net of issuance costs	—	379,088	—	379,088
Proceeds from issuance of common stock	1,498	7,666	5,065	14,884
Tax withholdings related to net share settlements of restricted stock units	(208)	(480)	(208)	(480)
Payment of debt issuance costs in connection with the debt refinancing	—	(450)	—	(450)
Net cash provided by financing activities	1,290	375,824	4,857	393,042

Effects of foreign currency translation on cash and cash equivalents	(1)	35	(1)	(23)

Net increase in cash and cash equivalents	8,186	388,770	13,599	376,655
Cash and cash equivalents at beginning of period	49,539	53,610	44,126	65,725
Cash and cash equivalents at end of period	$57,725	$442,380	$57,725	$442,380

Pandora Media, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(In thousands, except per share amounts)

(Unaudited)

	Three months ended		Nine months ended
	October 31,		October 31,
	2012	2013	2012	2013

Revenue
GAAP total revenue	$120,005	$180,376	$302,056	$463,241
Subscription return reserve	824	1,204	2,944	8,912
Non-GAAP total revenue	$120,829	$181,580	$305,000	$472,153

Net income (loss)
GAAP net income (loss)	$2,052	$(1,700)	$(23,591)	$(38,074)
Subscription return reserve	824	1,204	2,944	8,912
Amortization of intangibles	—	183	—	244
Stock-based compensation	7,073	12,647	18,610	30,570
Non-GAAP net income (loss)	$9,949	$12,334	$(2,037)	$1,652

Basic EPS
GAAP basic EPS	$0.01	$(0.01)	$(0.14)	$(0.21)
Subscription return reserve (1)	0.01	0.01	0.02	0.05
Amortization of intangibles (1)	—	—	—	—
Stock-based compensation (1)	0.04	0.07	0.11	0.17
Non-GAAP basic EPS	$0.06	$0.07	$(0.01)	$0.01

Shares used in computing basic EPS	169,391	184,676	167,423	177,913

Diluted EPS
GAAP diluted EPS	$0.01	$(0.01)	$(0.14)	$(0.21)
Subscription return reserve (1)	—	0.01	0.02	0.05
Amortization of intangibles (1)	—	—	—	—
Stock-based compensation (1)	0.04	0.06	0.11	0.17
Non-GAAP diluted EPS	$0.05	$0.06	$(0.01)	$0.01

Shares used in computing diluted EPS	190,278	208,080	167,423	199,523

(1) EPS may not recalculate due to rounding

Pandora Media, Inc.

Monetization: RPM History

(Unaudited)

	FY2012	FY2013					FY2014
	FY	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
Advertising RPMs
Traditional computer	$62.68	$46.52	$57.14	$58.03	$53.53	$53.73	$48.16	$59.31	$57.54
Mobile and other connected devices	$21.05	$17.88	$22.17	$25.59	$23.51	$22.53	$23.23	$33.90	$36.00
Total advertising	$32.22	$24.82	$29.48	$32.40	$29.26	$29.13	$28.02	$38.87	$40.11

Total RPMs
Traditional computer	$58.84	$45.54	$55.02	$56.40	$52.82	$52.36	$48.04	$57.37	$57.33
Mobile and other connected devices	$21.93	$18.86	$23.32	$26.96	$25.05	$23.83	$25.31	$36.17	$39.64
Total	$33.32	$26.09	$30.68	$33.73	$30.86	$30.49	$30.01	$40.52	$43.19

Total RPMs based on non-GAAP revenue
Traditional computer	$58.86	$45.64	$55.19	$56.50	$53.00	$52.50	$48.33	$57.75	$57.44
Mobile and other connected devices	$22.01	$19.16	$23.81	$27.23	$25.50	$24.21	$26.15	$37.59	$39.97
Total	$33.38	$26.33	$31.09	$33.96	$31.25	$30.82	$30.74	$41.73	$43.48